Exhibit 99.5

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-260190 on Form S-8 and Registration Statements Nos. 333-237989, 333-258201 and 333-266292 on Form F-3 of our report dated October 11, 2022, relating to the consolidated financial statements of SportsHub Games Network, Inc. and Subsidiaries for the year ended December 31, 2021 included in this proxy statement of SharpLink Gaming Ltd., filed as an exhibit to this Form 6-K of SharpLink Gaming Ltd.

Baker KDV, Ltd.

Cedar Rapids, Iowa
November 7, 2022